Exhibit 23.6

[LETTERHEAD OF STERN STEWART & CO.]

Consent of Stern Stewart & Co.

We hereby consent to the description in Amendment #3 to the Registration Statement of New Century REIT, Inc. on Form S-4 and in the Proxy Statement/Prospectus of New Century REIT, Inc. and New Century Financial Corporation, which is part of the Registration Statement, of our presentations and the references to our name contained therein under the headings “The REIT Conversion— Background” and “The REIT Conversion—Stern Stewart Presentation.” In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

STERN STEWART & CO.

By:	/s/ AL EHRBAR
Partner

New York, New York

July 27, 2004